Exhibit 99.1
LogMeIn Announces Fourth Quarter and Fiscal Year 2009 Results
Fourth Quarter Revenue Increases 26% with Operating Cash Flow of $7.9 million; 2009 Revenue Increases 44% and Operating Cash Flow Reaches $24.3 million
Woburn, Mass., February 17, 2010 — LogMeIn, Inc. (Nasdaq: LOGM), a provider of on-demand, remote-connectivity solutions, today announced its results for the fourth quarter and fiscal year ended December 31, 2009.
For the fourth quarter of 2009, revenue increased 26% to $20.2 million from $16.0 million reported in the fourth quarter of 2008. Net income attributable to common stockholders for the fourth quarter of 2009 increased to $2.5 million, or $0.10 per diluted share, from net income attributable to common stockholders of $700,000, or $0.04 per diluted share, reported in the fourth quarter of 2008.
Non-GAAP net income for the fourth quarter of 2009 increased to $3.5 million, or $0.14 per diluted share, with 24.2 million diluted weighted average shares outstanding. For the fourth quarter of 2008, non-GAAP net income was $2.2 million, or $0.12 per diluted share, with 18.0 million shares outstanding. Non-GAAP net income excludes $186,000 in amortization of intangibles and $806,000 in stock compensation expense for the fourth quarter of 2009, and $186,000 in amortization of intangibles and $728,000 of stock compensation expense for the fourth quarter of 2008. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in the attached tables.
For fiscal year 2009, revenue increased 44% to $74.4 million from $51.7 million in 2008. Net income attributable to common stockholders for fiscal year 2009 increased to $7.5 million, or $0.37 per diluted share, from a net loss attributable to common stockholders of $7.8 million, or $1.97 per share, reported in 2008.
Non-GAAP net income for fiscal year 2009 increased to $12.5 million, or $0.59 per diluted share, from a non-GAAP net loss of $1.9 million, or $0.12 per share, reported in 2008. Non-GAAP net income excludes $743,000 in amortization of intangibles and $2.9 million in stock compensation expense for 2009, and $743,000 in amortization of intangibles and $2.7 million of stock compensation expense in 2008. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included in the attached tables.
The Company reported total deferred revenue of $34.1 million as of the end of 2009, an increase of $2.1 million over the prior quarter. LogMeIn generated $7.9 million of operating cash flow in the fourth quarter of 2009 as compared to operating cash flow of $4.1 million in the fourth quarter of 2008. For fiscal year 2009, LogMeIn reported $24.3 million in operating cash flow and closed the year with cash and cash equivalents and short-term marketable securities of $130.2 million.
“We believe our strong fourth quarter results demonstrate the strength of LogMeIn’s business model,” commented Michael Simon, President and CEO of LogMeIn, Inc. “Our portfolio of products and service delivery platform allowed us to grow the business aggressively, while increasing operating margin and cash flow.
“The fourth quarter wrapped up a successful 2009 during which we continued to increase the size of our free user base and number of premium customers. We ended the year with approximately 300,000 premium customers, including customers of our LogMeIn Ignition for iPhone, an increase of 73% from approximately 172,000 at the end of fiscal 2008. During the year, we released several significant new products, including LogMeIn Central and LogMeIn Pro2. We also expanded internationally with the addition of offices in Australia and our distribution agreement with NEC BIGLOBE in Japan.”
“For 2010, we expect to continue to focus on attracting new users to our services, increasing sales of our premium products into our existing user base, and releasing innovative solutions. LogMeIn continues to maintain a leading market position and we are enthusiastic about the opportunity ahead,” concluded Simon.
Business Outlook
Based on information available as of February 17, 2010, LogMeIn is issuing guidance for the first quarter 2010 and fiscal year 2010 as follows:
First Quarter 2010: The Company expects first quarter revenue to be in the range of $20.8 million to $21.1 million.
Non-GAAP net income is expected to be in the range of $3.2 million to $3.5 million and non-GAAP net income per diluted share to be in the range of $0.13 to $0.14. Non-GAAP net income excludes an estimated $186,000 in amortization of intangibles and $1.0 million in stock compensation expense.
Net income, which includes an estimated $186,000 in amortization of intangibles and $1.0 million in stock compensation expense, is expected to be in the range of $2.0 million to $2.3 million, or $0.08 to $0.09 per share.
Non-GAAP and net income assume an effective tax rate of 5%.
Net income per diluted share calculations for the first quarter of 2010 are based on estimated fully-diluted weighted average shares outstanding of 24.5 million shares.
Fiscal year 2010: The Company expects full year 2010 revenue to be in the range of $89.0 million to $92.0 million.
Non-GAAP net income is expected to be in the range of $14.8 million to $16.2 million and non-GAAP net income per diluted share to be in the range of $0.60 to $0.65. Non-GAAP net income excludes an estimated $564,000 in amortization of intangibles and $5.0 million in stock compensation expense.
Net income, which includes an estimated $564,000 in amortization of intangibles and $5.0 million in stock compensation expense, is expected to be in the range of $9.2 million to $10.6 million, or $0.37 to $0.43 per share.
Non-GAAP and net income assume an effective tax rate of 5%.
Net income per diluted share calculations for 2010 are based on estimated fully-diluted weighted average shares outstanding of 24.8 million shares.
Conference Call Information for Today, Wednesday, February 17, 2010
LogMeIn will host a corresponding conference call and live webcast at 5:00 p.m. Eastern Time today. To access the conference call, dial 877-941-4774 (for the U.S. and Canada) or 480-629-9760 (for international callers). A live webcast will be available on the Investor Relations section of the Company’s corporate website at www.LogMeIn.com and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 7:00 p.m. Eastern Time on February 17, 2010 until 11:59 p.m. Eastern Time on February 24, 2010, by dialing 800-406-7325 (for the U.S. and Canada) or 303-590-3030 (for international callers) and entering pass code 4202175#.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures including non-GAAP operating income, non-GAAP net income, non-GAAP net loss and non-GAAP net income per diluted share. Non-GAAP operating income excludes the amortization of intangibles and stock compensation expense. Non-GAAP net income, non-GAAP net loss and non-GAAP net income per diluted share exclude the amortization of intangibles, stock compensation expense and expenses related to the accretion of redeemable convertible preferred stock. LogMeIn believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to LogMeIn’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

LogMeIn does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. LogMeIn urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included in this release.
About LogMeIn, Inc.
LogMeIn (NASDAQ: LOGM) makes it easy to connect and access remote computing devices — desktops, laptops, point-of-sale systems, medical devices, smartphones and more — from any internet-connected computer, including an iPhone™ or in-dash computer of the Ford F-150 pick-up truck. Over 28 million registered users have connected more than 90 million devices using LogMeIn for business productivity, personal mobility and IT support. LogMeIn is based in Woburn, Massachusetts, USA, with offices in Australia, Hungary and the Netherlands, and on the web at http://www.LogMeIn.com.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the value and effectiveness of the Company’s products, the introduction of product enhancements or additional products, the Company’s growth, expansion and market leadership and the Company’s financial guidance for fiscal year 2010 and the first quarter of 2010. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond LogMeIn’s control. LogMeIn’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, dependence on the remote support and software market, customer adoption of the Company’s solutions, the Company’s ability to attract new customers and retain existing customers, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to renew or early termination of the Company’s agreements with Intel Corporation, intellectual property litigation, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in LogMeIn’s other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent LogMeIn’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. LogMeIn undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing LogMeIn’s views as of any date subsequent to the date of this press release.
LogMeIn, LogMeIn Central, LogMeIn Pro2, LogMeIn Hamachi2, LogMeIn Free and LogMeIn
Ignition are trademarks or registered trademarks of LogMeIn in the US and other countries.
iPhone is a trademark of Apple, Inc., in the US and other countries around the world.

LogMeIn, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009

Revenue	$15,996	$20,233	$51,723	$74,408
Cost of revenue	1,678	2,000	5,970	7,508

Gross profit	14,318	18,233	45,753	66,900

Operating expenses
Research and development	3,010	3,662	11,997	13,149
Sales and marketing	8,224	9,443	31,631	35,821
General and administrative	1,735	2,510	6,583	8,297
Legal settlement	—	—	600	—
Amortization of acquired intangibles	82	82	328	328

Total operating expenses	13,051	15,697	51,139	57,595

Income (loss) from operations	1,267	2,536	(5,386)	9,305

Interest income, net	16	61	217	128
Other income (expense)	(7)	7	(111)	(294)

Income (loss) before provision for income taxes	1,276	2,604	(5,280)	9,139
Provision for income taxes	(33)	(130)	(122)	(342)

Net income (loss)	1,243	2,474	(5,402)	8,797

Accretion of redeemable convertible preferred stock	(587)	—	(2,348)	(1,311)

Net income (loss) attributable to common stockholders	$656	$2,474	$(7,750)	$7,486

Net income (loss) attributable to common stockholders per share:
basic	$0.04	$0.11	$(1.97)	$0.39
diluted	$0.04	$0.10	$(1.97)	$0.37
Weighted average shares outstanding:
basic	3,977,626	22,284,261	3,933,446	12,989,943
diluted	3,977,626	24,213,837	3,933,446	14,835,314
Calculation of Non-GAAP Operating Income (loss), Non-GAAP Net Income (loss) and Non-GAAP Net Income (loss) per share (unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009

GAAP Income (loss) from operations	$1,267	$2,536	$(5,386)	$9,305

Add Back:
Amortization of intangibles included in cost of revenue	104	104	415	415
Amortization of intangibles included in operating expense	82	82	328	328
Stock-based compensation expense	728	806	2,749	2,922
Non-GAAP Operating income (loss)	2,181	3,528	(1,894)	12,970

Other (expense) income	9	68	106	(166)

Non-GAAP Income (loss) before provision for income taxes	2,190	3,596	(1,788)	12,804

Provision for income taxes	(33)	(130)	(122)	(342)

Non-GAAP Net income (loss)	$2,157	$3,466	$(1,910)	$12,462

Non-GAAP Diluted net income (loss) per share:	$0.12	$0.14	$(0.12)	$0.59
Diluted weighted average shares outstanding used in computing per share amounts:	17,975,929	24,213,837	16,293,969	21,167,966
Stock-Based Compensation Expense
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2009	2008	2009

Stock-based compensation expense:
Cost of revenue	$19	$16	$64	$54
Research and development	117	110	419	537
Sales and marketing	261	253	962	932
General and administrative	331	427	1,304	1,399

Total stock based-compensation	$728	$806	$2,749	$2,922

LogMeIn, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(In thousands)

	December 31,	December 31,
	2008	2009

ASSETS
Current assets:
Cash and cash equivalents	$22,913	$100,290
Short-term marketable securities	—	29,956
Accounts receivable, net	4,701	4,150
Prepaid expenses and other current assets	1,665	1,834

Total current assets	29,279	136,230
Property and equipment, net	4,000	4,859
Restricted cash	592	373
Acquired intangibles, net	1,494	751
Goodwill	615	615
Deferred offering costs	1,412	—
Other assets	23	31

Total assets	$37,415	$142,859

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$1,505	$2,328
Accrued liabilities	5,198	7,324
Deferred revenue, current portion	25,257	32,191

Total current liabilities	31,960	41,843
Deferred revenue, net of current portion	3,101	1,912
Other long-term liabilities	130	595

Total liabilities	35,191	44,350

Commitments and contingencies
Redeemable convertible preferred stock:
Series A	12,501	—
Series B	11,629	—
Series B-1	10,713	—

Total redeemable convertible preferred stock	34,843	—

Stockholders’ equity (deficit):
Common stock	40	224
Additional paid-in capital	311	122,465
Accumulated deficit	(32,980)	(24,183)
Accumulated other comprehensive income	10	3

Total stockholders’ equity (deficit)	(32,619)	98,509

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$37,415	$142,859

Contact Information:
Investors
Erica Abrams, Brinlea Johnson, or Matthew Hunt
Blueshirt Group
415-217-5864, 212-551-1453, 415-489-2194
erica@blueshirtgroup.com
brinlea@blueshirtgroup.com
matt@blueshirtgroup.com
Press
Trip Kucera
LogMeIn, Inc.
781-897-0696
Press@LogMeIn.com